As filed with the Securities and Exchange Commission on May 17, 2013

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933, as Amended

PLX TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	870 W. Maude Avenue	94-3008334
(State or other jurisdiction of incorporation or organization)	Sunnyvale, California 94085 (408) 774-9060	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Arthur Whipple
Chief Financial Officer
PLX Technology, Inc.
870 W. Maude Avenue
Sunnyvale, California 94085
(408) 774-9060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen J. Schrader, Esq.
Baker & McKenzie LLP
Two Embarcadero Center, 11th Floor
San Francisco, California 94111
(415) 576-3000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer  ☒ Non-accelerated filer  ☐ (Do not check if a smaller reporting company)  Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock par value $0.001 per share (3)	--	--	--	--
Depositary Shares (3)	--	--	--	--
Total	$30,000,000	--	$30,000,000	$4,092

(1)
In no event will the aggregate maximum offering price of all securities issued by the registrant, from time to time, pursuant to this registration statement exceed $30,000,000. Such amount represents the offering price of any common stock or any depositary shares.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(3)
An unspecified indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for registered securities represented by depositary shares.  Each depositary share will be issued under a deposit agreement, will represent an interest in one or more whole or fractional shares of common stock and will be evidenced by a depositary receipt.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 17, 2013

PLX TECHNOLOGY, INC.

$30,000,000
COMMON STOCK
DEPOSITARY SHARES

From time to time, we may offer, issue and sell common stock, and depositary shares representing underlying common stock, having an aggregate initial public offering price not to exceed $30,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

We may offer these securities on terms and at prices to be determined at the time of sale.  We will provide specific terms of these securities in supplements to this prospectus at the time we offer or sell any of these securities.

Our common stock is listed on the NASDAQ Global Market under the symbol “PLXT.”  The last reported sale price of our common stock on the NASDAQ Global Select Market on May 16, 2013, was $4.55 per share.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or other offering materials.

You should consider carefully the risk factors set forth in the applicable prospectus supplement and in the documents incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplements before purchasing any of our securities offered under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates and this prospectus is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

FORWARD-LOOKING INFORMATION

The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future.

All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results could differ materially from those included in such forward-looking statements. These cautionary statements should be considered in the context of the risks set forth in any applicable prospectus supplement and those in Item 1A, "Risk Factors", of Part II of our most recent Quarterly Report on Form 10-Q and in the future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that PLX files. You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to read this entire prospectus carefully, the “Risk Factors” sections and the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on March 15, 2013 and May 8, 2013, respectively.  As used in this prospectus, unless context otherwise requires, the words “we,” “us,” “our,” “the Company” and “PLX” refer to PLX Technology, Inc. and include all of our consolidated subsidiaries.

The Company

PLX designs, develops, manufactures, and sells integrated circuits that perform critical system connectivity functions.  These interconnect products are fundamental building blocks for standards-based electronic equipment.  The company markets its products to major customers that sell electronic systems in the enterprise, consumer, server, storage, communications, PC peripheral and embedded markets.

The explosive growth of cloud-based computing has provided a significant opportunity for PLX, since the data centers that house these systems are limited by their ability to offer high performance, low cost, low power, scalable interconnections. The level of integration is increasing, and the need for rapid expansion forces these customers to build their systems using standard-based, off-the-shelf devices.

PLX is a Delaware corporation established in 1986 with headquarters at 870 W. Maude Avenue, Sunnyvale, California 94085.  The telephone number is (408) 774-9060. Additional information about PLX is available on our website at http://www.plxtech.com.  Information contained in the website is not part of this prospectus.

Markets

The Company is a market share leader in stand-alone PCI Express switches and bridges.  We recognized the trend towards this serial, switched interconnect technology early, launched products for this market long before our competitors, and have deployed multiple generations of products to serve a general-purpose market.  In addition to enabling customer differentiation through our product features, the breadth of our product offering is in itself a significant benefit to our customers, since we can serve the complete needs of our customers with cost-effective solutions tailored to specific system requirements.  The Company supplies an extensive portfolio of PCI Express switches; PCI Express bridges that allow backward compatibility to the previous PCI standard; and our newest bridge enables seamless interoperability between two of the most popular mainstream interconnects: PCI Express and USB. Our long experience with PCI Express connectivity products enables PLX to deliver reliable devices that operate in non-ideal, real-world system environments.

Several trends within the data center are putting more emphasis on the performance and features of standard interconnection products. These include:

•	High density data centers, which make the traditional solutions inadequate in terms of power dissipation and cost.
•	I/O Virtualization, which allows multiple host processors to share communication and storage devices.
•	Convergence, which enables different protocols to be delivered on standard, high volume interconnection technologies.
•
Solid State Disk (SSD) growth, which demands high bandwidth interconnection in order to scale effectively, and benefits from interconnection features that reduce overhead and increase performance. The SSD market is growing at 2-3x annually.

In order to offer a complete solution portfolio to our customers, PLX also provides a wide range of connectivity bridges that allow systems that conform to different standards communicate with each other, and to enable low cost customer field-programmable gate arrays (FPGAs) and application-specific integrated circuits (ASICs) with non-standard interfaces to connect up to the mainstream interconnects. Some of the more popular products in this family bridge PCI and USB to other types of interfaces.

PLX offers a complete solution consisting of semiconductor devices, software development kits, hardware design kits, software drivers, and firmware solutions that enable added-value features in our products. We differentiate our products by offering higher performance at lower power, by enabling a richer customer experience based on proprietary features that enable system-level customer advantages, and by providing capabilities that enable a customer to get to market more quickly.

The Company has enhanced its systems and software capability in particular over the past several years. This has become important, since the high level of integration of the silicon devices has driven more of the intelligence of the system into fewer devices. This has made the architecture of the building blocks critical to overall system performance, and necessitates a closer relationship between the vendor and customer to achieve aggressive system operating goals. In addition, the highly integrated solutions have become more complex, and both time-to-market goals and performance targets can only be reasonably attained if the device vendor supplies the appropriate software as part of the overall solution. PLX’s customers view the company as a resource from the start of their system development, choosing their architecture and making their trade-offs based on the features available in PLX products.

Strategy

The PLX growth strategy has several key components:

•	Identify the technology trends and discontinuities that drive high-volume markets and deliver appropriate products to that market before the competition;
•	Offer added-value features that enable our customers to differentiate their products;
•	Focus on adding value at competitive prices that enable high volume adoption of our customers’ solutions;
•	Deliver comprehensive solutions, including semiconductor devices, the necessary software and development kits to allow rapid time-to-market, and worldwide local technical support;
•	Identify where PLX can enable the market and expand the total addressable market (TAM) built from our leadership silicon and complimentary software.

The Offerings

Securities we may offer:	The securities we may offer from time to time by this prospectus are:

•	common stock
•	depositary shares

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.

Use of proceeds:	Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	expanding our R&D facilities;
•	providing additional working capital; and
•	capital expenditures.

Risk Factors:
You should carefully consider all of the information set forth in or incorporated by reference into this prospectus, and, in particular, you should evaluate the risk factors set forth in any applicable prospectus supplement and in our most recent SEC filings

RISK FACTORS

An investment in the common stock offered by this prospectus involves a number of risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement.  In particular, you should consider the risk factors set forth in any applicable prospectus supplement and in our most recent Quarterly Report on Form 10-Q filed with the SEC, as those risk factors may be amended or supplemented by subsequent Annual Reports on 10-K or Quarterly Reports on Form 10-Q or otherwise.  The risks and uncertainties we have described are not the only ones facing us.  Additional risks and uncertainties not known to us or that we deem immaterial may also affect our business operations.

SECURITIES WE MAY OFFER

Types of Securities

The securities we may offer from time to time by this prospectus are:

•	common stock
•	depositary shares

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities that we may offer in the future.

The aggregate initial offering price of all securities sold will not exceed $30,000,000. When we sell securities, we will determine the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Additional Information

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we may offer in the future. In each prospectus supplement we will include the following information:

•	the type and amount of securities which we propose to sell;
•	the initial public offering price of the securities;
•	the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
•	the compensation, if any, of those underwriters, agents or dealers;
•	if applicable, information about securities exchanges or automated quotation systems on which the securities will be listed or traded;
•	material United States federal income tax considerations applicable to the securities;
•	any material risk factors associated with the securities; and
•	any other material information about the offer and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities for general corporate purposes, which may include:

•	expanding our R&D facilities;
•	providing additional working capital; and
•	capital expenditures.

Pending any use, as described in the applicable prospectus supplement, we plan to invest the net proceeds in investment-grade, short-term, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2013, there were approximately 45,567,974 shares of PLX common stock outstanding and no shares of preferred stock issued and outstanding.

Description of Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Stockholders may not cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of PLX, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of any outstanding preferred stock. Our common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Description of Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors is authorized without further stockholder action to provide for the issuance of 5,000,000 shares of our preferred stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors. The issuance of the preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions; Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and employees, owns or, within three years prior, did own 15% or more of the corporation's voting stock.

Stockholder Action; Special Meetings of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual, a special meeting of the stockholders or may be effected by a consent in writing.  In addition, special meetings of our stockholders may be called only by our chairman of the board of directors, our president or our board of directors.

Our Board of Directors

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that at a special meeting of stockholders called for the purpose in the manner provided in the bylaws, the board of directors, or any individual director, may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.  Our bylaws also provide that vacancies on the board of directors created either by resignation, death, removal or by an increase in the size of the board of directors may be filled by a majority vote of the directors then in office.  Our amended and restated certificate of incorporation also specifies that the authorized number of directors may be changed only by an amendment to our amended and restated certificate of incorporation or our amended and restated bylaws. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

Listing

Our common stock is quoted on The NASDAQ Stock Market LLC under the trading symbol “PLXT.”

DESCRIPTION OF DEPOSITARY SHARES

General.

We may elect to offer depositary shares, which represent a share or fractional share of common stock (to be set forth in the applicable prospectus supplement).  If we exercise this option, we will issue to the public receipts for depositary shares.  We may use such depositary shares as a means to offer shares of our common stock outside the United States of America.  The depositary shares would then be used for the offers and sales made outside the United States under arrangements for the depositary shares that are customary in the jurisdiction in which they trade, and each of these depositary shares would then represent a share or fractional share of common stock.

The shares of common stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will likely have its principal office in the jurisdiction in which the trading of depositary shares is expected.  Each owner of a depositary share will be entitled to all of the voting and other rights afforded to our common stock as described above under “Description of Capital Stock” in this Prospectus.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the shares of common stock underlying the depositary shares, in accordance with the terms of the offering. Copies of the forms of deposit agreement and depositary receipt will be filed with the SEC.  The following summary is of the anticipated terms of the deposit agreement, the depositary shares and the depositary receipts.  The applicable prospectus supplement will describe the precise terms of these documents and such terms may modify or supersede the terms set forth in this prospectus. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts which are to be prepared without unreasonable delay. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions.

Although PLX has not historically paid any dividends or other distributions on its common stock, the depositary will distribute cash dividends or other cash distributions, if any, received with respect to the common stock held by the depositary or its custodian to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

Voting the Common Stock underlying Depositary Shares.

Upon receipt of notice of any meeting at which the holders of the common stock are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares underlying the common stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of common stock underlying those depositary shares in accordance with such instructions. We will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the shares of common stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the common stock.

Amendment and Termination of the Depositary Agreement.

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution of the underlying common stock in connection with our liquidation, dissolution or winding up and the common stock has been distributed to the holders of depositary receipts.

Charges of Depositary.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the common stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of common stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous.

The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the common stock.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or common stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting common stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary.

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States in any of the following ways:

•	directly to investors or to other purchasers;
•	through agents;
•	through dealers;
•	to or through underwriters or a syndicate of underwriters or dealers; or
•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange on which the securities may be listed.

We have reserved the right to sell the securities directly to investors, including persons who may be deemed to be underwriters within the meaning of the Securities Act, on our own behalf, in those jurisdictions where we are authorized to do so. We may also sell securities upon the exercise of rights that we may issue to our security holders. In these cases, no underwriters or agents would be involved. The sale of the securities may be effected in transactions (a) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We, and our agents and underwriters, may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

In connection with offerings of securities, we may enter into derivative transactions with third parties in connection with which such third parties may sell common stock registered hereunder including in short sale transactions.

If we use underwriters to sell securities, we may enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities from time to time in one or more transactions, including negotiated transactions, to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. The underwriters may also offer the securities through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.

Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the securities as a principal, and may then resell such securities at varying prices to be determined by the dealer.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of their business. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

During and after an offering through underwriters, the underwriters may purchase and sell securities in the open market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include stabilization, over-allotment, syndicate short covering transactions and penalty bids. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise prevail in the open market. If commenced, the underwriter may discontinue these activities at any time. Those transactions may include:

•	Stabilizing transactions permitting bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment transactions involving sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•
Syndicate covering transactions involving purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
Penalty bids permitting the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

LEGAL MATTERS

The validity of the securities offered under this prospectus has been passed upon for us by Baker & McKenzie LLP, San Francisco, California.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE TO FIND ADDITIONAL INFORMATION ABOUT PLX TECHNOLOGY

We have filed reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

We have filed with the SEC a registration statement, which contains this prospectus, on Form S-3 under the Securities Act. The registration statement relates to the common stock and depositary shares that may be offered by the Company. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus, including the information incorporated by reference in this prospectus. We incorporate by reference the documents listed below, and any future filings (excluding filings that are deemed to be “furnished” but not “filed” with the SEC) we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. This prospectus is part of a registration statement we filed with the SEC. The documents we incorporate by reference include:

1.
Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 15, 2013 and our Annual Report on Form 10-K/A for the year ended December 31, 2012, filed with the SEC on April 30, 2013.

2.	Our Quarterly Reports on Form 10-Q and on Form 10-Q/A for the quarter ended March 31, 2013, filed with the SEC on May 8, 2013, and May 9, 2013, respectively.

3.	PLX’s Current Reports on Form 8-K filed on April 25, 2013, April 1, 2013 and January 29, 2013 (regarding Item 5.03).

4.	The description of our common stock contained in our registration statement on Form 8-A (Reg. No. 000-25699) filed on April 2, 1999.

5.
All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding documents that are deemed to be “furnished” but not “filed” with the SEC) prior to the termination of this offering.

Each of these filings is available from the SEC as described above.  The public may read and copy any material we file with the SEC at the SEC’s Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Investor Relations, PLX Technology, Inc., 870 W. Maude Avenue, Sunnyvale, California 94085, telephone number (408) 774-9060.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by PLX in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$4,092
Printing expenses	$10,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$15,000
Miscellaneous expenses	$5,908
Total	$60,000

ITEM 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

The indemnification and liability of PLX's directors and officers are governed by Delaware law.

Under Section 145 of the General Corporation Law of the State of Delaware, PLX has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act.

PLX's amended and restated certificate of incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. The certificate provides further that PLX will, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities, or other matters referred to in or covered by Section 145. The indemnification so provided for will not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

PLX's amended and restated bylaws further provide that each person who was or is a party, is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of PLX, or is or was serving at the request of PLX as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by PLX to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits PLX to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any such action, suit or proceeding. PLX's amended and restated bylaws further provide that expenses incurred by an executive officer or director (acting in his capacity as such) in defending such an action will be paid by PLX in advance of the final disposition of such action, subject to certain limitations. Expenses incurred by other agents of the corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as PLX's board of directors deems appropriate.

PLX has entered into agreements with its directors and officers that require PLX to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of PLX or any of its affiliated enterprises, provided such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of PLX and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

PLX has obtained a policy of directors' and officers' liability insurance that insures PLX's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 16.                      EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-71795), as amended, filed on March 25, 1999, and incorporated herein by reference.

4.2	Bylaws of PLX Technology, Inc., as amended and restated as of March 28, 2013, filed as Exhibit 3.2 to the Company's Form 8-K, filed on April 1, 2013, and incorporated herein by reference.
4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated May 24, 2004, filed as Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004, and incorporated herein by reference.

4.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated December 10, 2010, filed as Exhibit 3.1 to the Company's Form 8-K, filed on December 14, 2010, and incorporated herein by reference.

4.5	Form of Depositary Agreement*
5.1	Opinion of Baker & McKenzie LLP.
23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).
23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney

*To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

ITEM 17.                      UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 17th day of May, 2013.

                                                                      PLX TECHNOLOGY, INC.

                                                                      By: /s/ David K. Raun
                                                                            David K. Raun
                                                                            Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David K. Raun	Chief Executive Officer and Director	May 17, 2013
David K. Raun	(Principal Executive Officer)
/s/ Arthur O. Whipple	Chief Financial Officer (Principal	May 17, 2013
Arthur O. Whipple	Financial and Accounting Officer)
/s/ D. James Guzy*	Director	May 17, 2013
D. James Guzy
/s/ Ralph H. Schmitt*	Director	May 17, 2013
Ralph H. Schmitt
/s/ Michael J. Salameh*	Director	May 17, 2013
Michael J. Salameh
/s/ Robert H. Smith*	Director	May 17, 2013
Robert H. Smith
/s/ John H. Hart*	Director	May 17, 2013
John H. Hart
/s/Thomas J Riordan*	Director	May 17, 2013
Thomas J. Riordan
/s/ Patrick Verderico*	Director	May 17, 2013
Patrick Verderico

*By:	/s/ Arthur O. Whipple
Arthur O. Whipple
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-71795), as amended, filed on March 25, 1999, and incorporated herein by reference.

4.2	Bylaws of PLX Technology, Inc., as amended and restated as of March 28, 2013, filed as Exhibit 3.2 to the Company's Form 8-K, filed on April 1, 2013, and incorporated herein by reference.
4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated May 24, 2004, filed as Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004, and incorporated herein by reference.

4.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated December 10, 2010, filed as Exhibit 3.1 to the Company's Form 8-K, filed on December 14, 2010, and incorporated herein by reference.

4.5	Form of Depositary Agreement*
5.1	Opinion of Baker & McKenzie LLP.
23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1).
23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney

*To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.